EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment No. 1 to the Registration Statement No. 333-117954 (Form F-3) and related Prospectus of RADA Electronic Industries Ltd. for the registration of 1,110,214 shares of its ordinary shares and to the incorporation by reference therein of our report dated March 29, 2007, with respect to the consolidated financial statements of RADA Electronic Industries Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

                                             /s/ Kost Forer Gabbay and Kasierer
                                             ----------------------------------
                                             Kost Forer Gabbay & Kasierer
                                             A Member of Ernst & Young Global

Tel Aviv, March 29, 2007